CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement on Form S-1 (Registration No. 333-XXXXXX) of our report dated January 8, 2008 relating to the financial statements of Wolverine Exploration, Inc. for the fiscal years ended May 31, 2007 and 2006, and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Prospectus.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP
Irvine, California
July 11, 2008

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